SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: July 18, 2008
Date of Submission: July 24, 2008

THE MINT LEASING, INC.
(Formerly Legacy Communications Corporation)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

333-125907	87-0579824
(Commission File Number)	(IRS Employer Identification Number)

Jerry Parish
President
The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008
(Formerly 210 North 1000 East, St. George, UT)
(Address of principal executive offices)

(713) 665-2000
 (Registrant’s telephone number, including area code)

ITEM 1.01- Entry into a Material Definitive Agreement.

On July 18, 2008, The Mint Leasing, Inc. (formerly Legacy Communications Corporation) (Mint Nevada”) entered into a definitive agreement to acquire all of the issued and outstanding shares of capital stock of The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”)a privately held company in the business of leasing automobiles, and fleet vehicles throughout the United States. Most of its customers are located in Texas, and six other states in the Southeast. Lease transactions are solicited and administered by the Company’s sales force and staff. The Mint Leasing’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle..  As a result of the acquisition, the shareholders of Mint Texas own a majority of the voting stock of Mint Nevada, Mint Texas is a wholly owned subsidiary of Mint Nevada and Legacy Communications Corporation changed its name to The Mint Leasing, Inc.

ITEM 2.01-Acquisition or Disposition of Assets

On July 18, 2008, The Mint Leasing, Inc. (formerly Legacy Communications Corporation) (Mint Nevada”) completed the acquisition of all of the issued and outstanding shares of capital stock of The Mint Leasing, Inc., a Texas corporation, (“Mint Texas”)a privately held company in the business of automobiles, and fleet vehicles throughout the United States. Most of its customers are located in Texas, and six other states in the Southeast. Lease transactions are solicited and administered by the Company’s sales force and staff. The Mint Leasing’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle.  As a result of the acquisition, the shareholders of Mint Texas own a majority of the voting stock of Mint Nevada, Mint Texas is a wholly owned subsidiary of Mint Nevada and Legacy Communications Corporation changed its name to The Mint Leasing, Inc.

The equity interest was acquired from the two individual shareholders.  No prior material relationship existed between the selling shareholders and Mint Nevada, any of our affiliates, or any of our directors or officers, or any associate of any of our officers or directors

As permitted under Item 9.01 of Form 8-K, the pro-forma financial information was omitted from this current report.

ITEM 3.02- Unregistered Sales of Equity Securities.

In connection with the acquisition of Mint Texas described in Item 2.01 above, the company issued 70,650,000 shares of common stock and 2,000,000 shares of Series B Convertible Preferred stock to the selling stockholders.  145,000 shares of Series A Convertible Preferred Stock were issued to several accredited investors for a total of $145,000.  The shares of Series A Preferred Stock were issued pursuant to the Stock Purchase Agreement in a privately negotiated transaction and did not involve a public solicitation or announcement.  All of the shares of Series A Preferred Stock are restricted from resale without registration or an exemption from registration under the Securities Act of 1933.  The Company believes that the issuance of the Series A Preferred Stock was exempt from registration under Section 4(2) of the Securities Act of 1933.

Warrants to purchase 2,000,000 common shares were issued to the selling stockholder who was elected Director, President and Chief Executive Officer of Mint Nevada in connection with the assumption by Mint Nevada on the closing date of his employment agreement with Mint Texas.

11,028,872 shares of common stock were issued to several accredited investors in conversion of promissory notes.  These shares were issued solely in exchange for outstanding securities and were exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

Warrants to purchase 2,100,000 shares at prices of $.10, $.50, $1.00, $1.50 and $2.00 per share were issued to two consultants in connection with consulting agreements executed with Mint Texas as of June 1, 2007 and assumed by Mint Nevada on the closing date. These warrants were issued without public solicitation or announcement and may not be resold without registration or an exemption from registration under the Securities Act of 1933.  The Company believes that the issuance of these warrants was exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 3.03- Material Modification to Rights of Security Holders.

As a result of the issuance of 145,000 shares of Series A Preferred Stock under the Stock Purchase Agreement, all limitations on the aggregate voting rights of the holders of the Series A Preferred Stock and all limitations on the conversion rights of the Series A Preferred Stock have ceased under the terms of the documents defining the rights of the Series A Preferred Stock.  From and after July 18, 2008, each share of Series A Preferred Stock is entitled to 200 votes in any matter on which stockholders are entitled to vote and may be converted into 200 shares of Post-Combination Common Stock.

On July 18, 2008, the Company issued 2,000,000 shares of its Series B Preferred Stock which are entitled in the aggregate to the number of votes equal to the number of votes of all other voting securities plus one vote.  The effect of the Series B Preferred Stock is to limit the voting rights of the Post-Combination Common Stock to less than a majority of all votes, regardless of the number of shares that are issued from time to time.

Section 5 – Corporate Governance and Management

ITEM 5.01- CHANGES IN CONTROL OF REGISTRANT.

As a result of the transactions on July 18, 2008, Jerry Parish acquired control of the Company as a result of the acquisition, individually and as trustee, of 78.8% of the outstanding Post-Combination Common Stock and 100% of the Series B Preferred Stock in exchange for all of the outstanding shares of common stock and all of the outstanding shares of preferred stock of Mint Texas.  The Company was previously controlled by E. Morgan Skinner, Jr., Lavon Randall, Jeffrey B. Bate, and R. Michael Bull or trusts controlled by them.  There are no arrangements or understandings between the former and new control groups or their associates with respect to the election of directors or other matters.

ITEM 5.02-	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. E. Morgan Skinner, Jr. resigned as a director and resigned as the President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company effective as of July 18, 2008.

Mr. Jerry Parish was elected as a member of the Company’s Board of Directors and the following persons were elected to the offices set forth below on July 18, 2008:

Name	Age	Position	Held Since

Jerry Parish	65	President, CEO, Secretary and Chief Accounting Officer	2008

Anacelia Olivarez	45	Chief Financial Officer, Treasurer	2008

Michael Hluchanek	49	Director	2008

Kelley V. Kirker	48	Director	2008

Jerry Parish is the founder of Mint Texas with 40 years of experience in the automotive, retail sales, financial, public relations industries. Mr. Parish founded The Mint Leasing, Inc. in May 1999, a privately held company in the business of automobiles, and fleet vehicles throughout the United States. Prior to 1999, Mr. Parish was the overseer of the #1 Ford Dealership in the Southwest. In addition, Mr. Parish was employed in various capacities by Geneva Leasing, Inc., and Westway Ford Auto Group, a leading automotive dealer in San Antonio, TX.

Anacelia Olivarez is the Chief Financial Officer and Comptroller for The Mint Leasing, Inc., a privately held company in the business of automobiles, and fleet vehicles throughout the United States. Mrs. Olivarez has 16 years of experience in accounting and finance and prior to employment with Mint Leasing, Inc., Mrs. Olivarez was employed with Aviation Laboratories, a full service laboratory for testing aviation oils, oil filter contents and metal chip analysis, fuels, and hydraulic fluids, and Tecbrake, an international engine and brake distributor.

Michael J. Hluchanek, a consultant with 22 years of experience in development, implementation and operation of Information Technology systems. Mr. Hluchanek, together with Mr. Kirker, founded Ongoing Solutions LLC in April 2004, a consulting company that provides business development, acquisition review, public filing assistance, website design and development and other support services to small businesses. Prior to 2004, Mr. Hluchanek was employed in various capacities by IT/IS, Inc., a provider of searchable internet databases for litigation support, Pharmhouse, Inc., a developer and operator of webbased pharmaceutical fulfillment services, and National Law Library, a provider of on-line legal research materials for lawyers .

Kelley V. Kirker, a consultant with 26 years of experience in software programming, document management, content development. Mr. Kirker, together with Mr. Hluchanek, founded, and Mr. Kirker presently serves as the President of, Ongoing Solutions LLC a consulting company that provides business development, acquisition review, public filing assistance, website design and development and other support services to small businesses. Mr. Kirker was the Chief Operating Officer and a director of IT/IS Holdings, a holding company that had subsidiaries providing various internet-based services to pharmaceutical and legal professionals.

On June 26, 2008, the board of directors adopted, and on July 18, 2008 the stockholders approved, the 2008 Directors, Officers, Employees and Consultants Stock Option, Stock Warrant and Stock Award Plan (the “Plan”).  Under the Plan, the board of directors (or a committee thereof) may grant options, warrants or restricted or unrestricted shares of the Company’s Post-Combination Common Stock or preferred stock to its directors, officers, employees or consultants.  On July 18, 2008, the board of directors granted to Mr. Parish a fully-vested and immediately exercisable option to purchase 2,000,000 shares of Post-Combination Common Stock for a period of, ten years.

On July 18, 2008, the Company assumed the employment agreement between Mint Texas and Mr. Parish.  The employment agreement provides for a salary $675,000 per annum and a bonus payable quarterly equal to 2% of the Company’s “modified EBITDA”.

ITEM 5.03- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As set forth in the Company’s Information Statement on Schedule 14C dated June 26, 2008, the Company adopted the Second Amended and Restated Articles of Incorporation and Amended Bylaws as of July 18, 2008.  The Company further amended the Second Amended and Restated Articles of Incorporation on July 18, 2008 to change the Company’s name from Legacy Communications Corporation to The Mint Leasing, Inc., effective as of July 21, 2008.

ITEM 5.05-	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 18, 2008, the Company adopted a revised Code of Ethics replacing its former Code of Ethics.

ITEM 9.01 – Financial Statements and Exhibits

No.	Description

99.01	Audited financial statements of Mint Leasing, Inc. as of December 31, 2007 and for the year ended December 31, 2007
99.02	Audited financial statements of Mint Leasing, Inc. as of December 31, 2006 and for the year ended December 31, 2006
99.03	Unaudited financial statement as of June 30, 2008 and for the six month interim period ended June 30, 2008
9.3	Voting Trust Agreement dated July 10, 2008 between Jerry Parish as trustee and Victor Garcia.
4.1	Incentive Stock Option for 2,000,000 shares
4.2	Consulting Agreement dated June 1, 2007
4.3	Consulting Agreement dated June 1, 2007
4.4	Common Stock purchase warrant for 1,050,000 shares

4.5	Common Stock purchase warrant for 1,050,000 shares
4.6	Note Conversion Agreement dated July 18, 2008
4.7	Designation of Series A Convertible Preferred Stock
4.8	Designation of Series B Convertible Preferred Stock
10.1
Agreement and Plan of Reorganization among Legacy Communications Corporation, The Mint Leasing, Inc., a Texas corporation, and the shareholders of the Mint Leasing, Inc., dated July 18, 2008 (without Exhibits).

10.2	Stock Purchase Agreement between Legacy Communications Corporation and Three Irons, Inc. dated July 18, 2008.
10.3	Employment Agreement between The Mint Leasing, Inc. and Jerry Parish dated July 10, 2008 assumed by The Mint Leasing, Inc. (f/k/a Legacy Communications Corporation)
10.4	Form of Indemnification Agreements between The Mint Leasing, Inc. (f/k/a Legacy Communications Corporation) and each of Jerry Parish, Michael Hluchanek, and Kelley V. Kirker
14.1	Code of Ethics dated July 18, 2008
99.1	Press Release dated July 22, 2008
99.2	Press Release dated July 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: July 25, 2008	By:	/s/ Jerry Parish
	Name:	Jerry Parish
	Title:	President